Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

By and Between

GRAHAM HOLDINGS COMPANY

and

CABLE ONE, INC.

Dated as of June 16, 2015

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01.	Definitions	1

ARTICLE II

General Principles

SECTION 2.01.	Cable Employees	8
SECTION 2.02.	Liabilities	8
SECTION 2.03.	Benefit Plans	9
SECTION 2.04.	Payroll Services	9

ARTICLE III

Annual Incentive Plans; Long-Term Incentive Plans

SECTION 3.01.	Cable Annual Incentive Plans	9
SECTION 3.02.	Cable Long-Term Incentive Plans	9

ARTICLE IV

Service Credit

SECTION 4.01.	Graham Benefit Plans	10
SECTION 4.02.	Cable Benefit Plans	10

ARTICLE V

Severance

SECTION 5.01.	Severance Liabilities	10

ARTICLE VI

Certain Welfare Benefit Plan Matters

SECTION 6.01.	Graham Welfare Plans	10
SECTION 6.02.	Cable Welfare Plans	11
SECTION 6.03.	Allocation of Welfare Benefit Claims	12
SECTION 6.04.	COBRA	12

i

ARTICLE VII

Long-Term Disability

SECTION 7.01.	Benefits	13
SECTION 7.02.	Return to Work	13

ARTICLE VIII

Defined Benefit Pension Plans

SECTION 8.01.	Graham Pension Plan	13
SECTION 8.02.	Graham Defined Benefit SERP	14
SECTION 8.03.	No Distributions	14
SECTION 8.04.	Limitation of Liability	15

ARTICLE IX

Defined Contribution Plans

ARTICLE X

Nonqualified Deferred Compensation

SECTION 10.01.	Graham Deferred Compensation Plan	17
SECTION 10.02.	No Distributions	17
SECTION 10.03.	Limitation of Liability	17
SECTION 10.04.	Individual Deferred Compensation Arrangement	18

ARTICLE XI

Medical Flexible Spending Arrangements;
Medical Insurance Premiums

SECTION 11.01.	Cafeteria Plan	18
SECTION 11.02.	Remittances of Premiums and FSA Contributions	18
SECTION 11.03.	Liabilities	19

ARTICLE XII

Graham Equity Compensation Awards

ARTICLE XIII

Benefit Plan Reimbursements; Indemnification

SECTION 13.01.	Benefit Plan Indemnification	21
SECTION 13.02.	Cable Reimbursement of Graham for Post-Separation Welfare Plan Continuation Coverage	22

ARTICLE XIV

Cooperation; Production of Witnesses

SECTION 14.01.	Cooperation	24
SECTION 14.02.	Production of Witnesses; Records	24

ARTICLE XV

Termination

SECTION 15.01.	Termination	24
SECTION 15.02.	Effect of Termination	24

ARTICLE XVI

Indemnification

SECTION 16.01.	Incorporation of Indemnification Provisions of Separation Agreement	25

ARTICLE XVII

Further Assurances and Additional Covenants

SECTION 17.01.	Further Assurances	25

ARTICLE XVIII

Miscellaneous

EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of June 16, 2015, by and between GRAHAM HOLDINGS COMPANY, a Delaware corporation (“Graham”), and CABLE ONE, INC., a Delaware corporation (“Cable”, and together with Graham, the “Parties”).

R E C I T A L S

WHEREAS the Parties are entering into the Separation and Distribution Agreement (the “Separation Agreement”) concurrently herewith, pursuant to which Graham intends to distribute to its shareholders its entire interest in Cable by way of a stock dividend to be made to holders of Graham Common Stock (as defined below) (the “Distribution”); and

WHEREAS the Parties wish to set forth their agreements as to certain matters regarding employment, compensation, employee benefits and arrangements with non-employee service providers.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definitions.  For purposes of this Agreement, the following terms shall have the following meanings.  All capitalized terms used but not defined herein shall have the meanings assigned to them in the Separation Agreement unless otherwise indicated.

“Action” shall mean any claim, demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any Federal, state, local, foreign or international arbitration or mediation tribunal.

“Adjusted Graham Option” has the meaning set forth in Section 12.02.

“Administrative Costs” has the meaning set forth in Section 13.02.

“Ancillary Agreements” shall mean the TSA, TMA and any other instruments, assignments, documents and agreements executed in connection with the implementation of the transactions contemplated by this Agreement.

“Applicable Exchange” shall mean, with respect to Graham Common Stock, the New York Stock Exchange, and, with respect to Cable Common Stock, the New York Stock Exchange, or, in either case, such other securities exchange as may, at the applicable time, be the principal market for the Graham Common Stock or the Cable Common Stock, as the case may be.

“Benefit Plan” shall mean any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, retention, change in control, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA), but excluding any plan, program, policy, agreement, arrangement or understanding providing for benefits in respect of workers’ compensation claims.

“Cable” has the meaning set forth in the preamble.

“Cable 401(k) Plan” has the meaning set forth in Section 9.01.

“Cable Benefit Plan” shall mean any Benefit Plan sponsored or maintained by any member of the Cable Group, or to which any member of the Cable Group is a party, or in which any Cable Employee or Former Cable Employee participates by reason of such current or former employment with a member of the Cable Group, other than a Graham Benefit Plan.

“Cable Cafeteria Plan” has the meaning set forth in Section 11.01.

“Cable Common Stock” shall mean the common stock, $0.01 par value per share, of Cable.

“Cable Defined Benefit SERP” has the meaning set forth in Section 8.02.

“Cable Defined Contribution SERP” has the meaning set forth in Section 9.04.

“Cable Deferred Compensation Plan” has the meaning set forth in Section 10.01.

“Cable Employee” shall mean, as of any applicable date, each Employee employed by a member of the Cable Group, including any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, injury or short-term disability but excluding, until such time as provided in Section 7.01, any Cable LTD Employee) from which such employee is permitted to return to active employment in accordance with the Cable Group’s personnel policies, but excluding any Former Cable Employee.

“Cable Group” shall mean (a) Cable, (b) each Person that will be a Subsidiary of Cable immediately prior to the Distribution, including the entities set forth on Schedule III of the Separation Agreement under the caption “Subsidiaries” and (c) each Person that becomes a Subsidiary of Cable after the Distribution, including in each case any Person that is merged or consolidated with and into Cable or any Subsidiary of Cable.

“Cable Indemnitees” shall mean Cable, each other member of the Cable Group and each of their respective former and current directors, officers and Employees, and each of the heirs, executors, successors and assigns of any of the foregoing.

“Cable LTD Employee” shall mean any Employee of the Cable Group who, as of the Distribution, is receiving long-term disability benefits under the Graham LTD Plan or who becomes eligible under the terms of the Graham LTD Plan to receive such benefits as a result of a “disabling event” (within the meaning of the Graham LTD Plan) occurring prior to the Distribution.

“Cable Restricted Share” shall have the meaning set forth in Section 12.03.

“Cable Service Provider” shall mean, as of an applicable date, each Service Provider providing services to a member of the Cable Group.

“Cable Welfare Plan” has the meaning set forth in Section 6.01.

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“COBRA Employees” shall mean Pre-Distribution COBRA Employees, Continuation Period COBRA Employees and Post-Continuation Period COBRA Employees.

“COBRA Liabilities” has the meaning set forth in Section 6.04.

“COBRA Premium Amounts” has the meaning set forth in Section 6.04.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Continuation Coverage” has the meaning set forth in Section 6.01.

“Continuation Period” has the meaning set forth in Section 6.01.

“Continuation Period COBRA Employees” has the meaning set forth in Section 6.04.

“Distribution” has the meaning set forth in the recitals.

“Distribution Ratio” shall mean the number of shares of Cable Common Stock to be distributed in respect of each share of Graham Common Stock in the Distribution, which ratio shall be determined by the Graham Board of Directors prior to the Distribution.

“Employee” shall mean any individual employed by another Person.

“Employment Taxes” shall mean all fees, Taxes, social insurance payments or similar contributions to a fund of a Governmental Authority with respect to wages or other compensation of an Employee or Service Provider.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Equity Awards” shall mean Graham Options, Graham Restricted Shares and Cable Restricted Shares.

“Former Cable Employee” shall mean, as of any applicable date, each individual who is a former Employee of a member of the Cable Group; provided that, in the case of any former Employee of a member of the Cable Group who, following termination of such employment, becomes an Employee of the Graham Group, such Employee shall only be considered a Former Cable Employee with respect to Liabilities relating to employment with the Cable Group; provided further that any such former Employee of a member of the Cable Group who, on or prior to the Distribution becomes an Employee of the Graham Group, shall not be considered a Former Cable Employee for purposes of any of the following provisions:  Section 2.03 (relating to cessation of active participation in Graham Benefit Plans); Section 2.04 (relating to termination of payroll services); the first sentence of Section 6.01 (relating to post-Distribution participation in Graham Welfare Plans); Section 6.01 (relating to cessation of participation in Graham Welfare Plans); Section 8.01 (relating to cessation of active participation in the Graham Pension Plan); Article VIII (relating to the Cable Defined Benefit SERP); Section 9.01 (relating to transfer of account balances to the Cable 401(k) Plan); Section 9.04 (relating to the Cable Defined Contribution SERP); Section 10.01 (relating to the Cable Deferred Compensation Plan); Article XII (relating to treatment of Equity Awards) and Section 13.02 (relating to post-Distribution participation in Graham Welfare Plans).

“Former Cable Service Provider” shall mean each individual or entity that is a former Service Provider of a member of the Cable Group.

“Former Graham Employee” shall mean, as of any applicable date, each individual who is a former Employee of a member of the Graham Group, excluding, except to the extent provided in Section 2.02, any Cable Employee.

“FSA Amounts” has the meaning set forth in Section 11.02.

“Governmental Authority” shall mean any Federal, state, local, domestic, foreign or international court, government, department, commission, board, bureau, agency, official or other legislative, judicial, regulatory, administrative or governmental authority.

“Graham” has the meaning set forth in the preamble.

“Graham 401(k) Plan” has the meaning set forth in Section 9.01.

“Graham Benefit Plan” shall mean any Benefit Plan sponsored or maintained by any member of the Graham Group or to which any member of the Graham Group is a party.

“Graham Benefit Plan Rebates” has the meaning set forth in Section 13.02.

“Graham Cafeteria Plan” has the meaning set forth in Section 11.01.

“Graham Common Stock” shall mean the common stock, $0.01 par value per share, of Graham.

“Graham Continuation Plans” has the meaning set forth in Section 6.01.

“Graham Deferred Compensation Plan” has the meaning set forth in Section 10.01.

“Graham Defined Benefit SERP” has the meaning set forth in Section 8.02.

“Graham Defined Contribution SERP” has the meaning set forth in Section 9.04.

“Graham Employee” shall mean, as of any applicable date, each Employee employed by a member of the Graham Group, including any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, injury, short-term disability or long-term disability) from which such employee is permitted to return to active employment in accordance with the Graham Group’s personnel policies, but excluding any Former Graham Employee; provided that, solely for the purposes of Article XII (relating to the treatment of Graham Restricted Shares), the term “Graham Employee” shall include any non-Employee director of the Graham Group.

“Graham Group” shall mean Graham and each of its Subsidiaries.

“Graham Indemnitee” shall mean Graham, each other member of the Graham Group and each of their respective former and current directors, officers and Employees, and each of the heirs, executors, successors and assigns of any of the foregoing.

“Graham Life Insurance Plan” shall mean the Graham Holdings Company Life Insurance Plan.

“Graham LTD Plan” shall mean the Graham Holdings Company Long-Term Disability Plan.

“Graham Option” has the meaning set forth in Section 12.01.

“Graham Price Ratio” shall mean the quotient obtained by dividing (a) the Graham Post-Distribution Stock Value by (b) the Graham Pre-Distribution Stock Value.

“Graham Pension Plan” has the meaning set forth in Section 8.01.

“Graham Post-Distribution Stock Value” shall mean the simple average of the volume weighted average per share price of Graham Common Stock trading on the Applicable Exchange during Regular Trading Hours on the date of the Distribution and the four Trading Days immediately following the date of the Distribution.

“Graham Pre-Distribution Stock Value” shall mean the simple average of the volume weighted average per share price of Graham Common Stock trading “regular way with due bills” on the Applicable Exchange during Regular Trading Hours on the five Trading Days immediately preceding the date of the Distribution.

“Graham Restricted Shares” has the meaning set forth in Section 12.03.

“Graham Share Ratio” shall mean the quotient obtained by dividing (a) the Graham Pre-Distribution Stock Value by (b) the Graham Post-Distribution Stock Value.

“Graham Welfare Plan” shall mean each Welfare Plan that is a Graham Benefit Plan.

“Group” shall mean either the Graham Group or the Cable Group, as the context requires.

“HCSA” shall mean the Health Flexible Spending Account under the applicable Graham Continuation Plan.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

“Health Reimbursement Account” has the meaning set forth in Section 6.01.

“Information” shall mean information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product) and other technical, financial, Employee, Service Provider or business information or data.

“Liabilities” shall mean any and all claims, debts, demands, actions, causes of action, suits, damages, obligations, accruals, accounts payable, reckonings, bonds, indemnities and similar obligations, agreements, promises, guarantees, make whole agreements and similar obligations and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising and including those arising under any law, rule, regulation, Action, threatened or contemplated Action, order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind and those arising under any contract, commitment or undertaking, including those arising under this Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.  For the avoidance of doubt, Liabilities (a) shall include attorneys’ fees, the costs and expenses of all assessments, judgments, settlements and compromises and any and all other costs and expenses whatsoever reasonably incurred in connection with anything contemplated by the preceding sentence and (b) shall not include liabilities or requirements related to Taxes.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability company, any other entity and any Governmental Authority.

“Post-Continuation Period COBRA Employees” has the meaning set forth in Section 6.04.

“Premium Amounts” has the meaning set forth in Section 11.02.

“Pre-Distribution COBRA Employees” has the meaning set forth in Section 6.04.

“Previously Funded Amounts” has the meaning set forth in Section 13.02.

“Regular Trading Hours” shall mean the period beginning at 9:30 A.M. New York City time and ending at 4:00 P.M. New York City time.

“Run-Out Period” has the meaning set forth in Section 13.02.

“Run-Out Schedule” has the meaning set forth in Section 13.02.

“Service Provider” shall mean any individual or entity providing services for another Person, whether as an independent contractor or other similar role (other than as an Employee).

“Subsidiary” of any Person shall mean any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that (a) no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person and (b) solely for purposes of this Agreement, Cable and its Subsidiaries shall not be considered Subsidiaries of Graham (or members of the Graham Group) prior to, on or after the Distribution.

“Taxes” shall mean all forms of taxation or duties imposed, or required to be collected or withheld, including (but not limited to) all forms of income taxes, social insurance charges, payroll tax payments or other tax-related amounts, together with any related interest, penalties or other additional amounts.

“TMA” shall mean the Tax Matters Agreement dated as of the date of this Agreement by and between Graham and Cable.

“Trading Day” shall mean the period of time during any given calendar day, commencing with the determination of the opening price on the Applicable Exchange and ending with the determination of the closing price on the Applicable Exchange.

“TSA” shall mean the Transition Services Agreement dated as of the date of this Agreement by and between Graham and Cable.

“Welfare Plan” shall mean each Benefit Plan that provides life insurance, health care, dental care, accidental death and dismemberment insurance, disability, severance, vacation, flexible spending accounts or other group welfare or fringe benefits.

“Withholding Amount” shall have the meaning set forth in Section 12.04.

ARTICLE II

General Principles

SECTION 2.01.  Cable Employees.  All Cable Employees as of immediately prior to the Distribution shall continue to be Cable Employees immediately following the Distribution.

SECTION 2.02.  Liabilities.  Except as otherwise specifically provided in this Agreement, the members of the Cable Group shall be responsible for all actual or potential employment and other Liabilities with respect to Cable Employees and Former Cable Employees arising prior to, at or after the Distribution relating to periods during which such Cable Employees and Former Cable Employees were employed by any member of the Cable Group.  Except as otherwise specifically provided in this Agreement, the provisions of this Agreement do not apply to Cable Service Providers and Former Cable Service Providers, and the members of the Cable Group shall be responsible for all actual or potential Liabilities relating to services provided by Cable Service Providers and Former Cable Service Providers to members of the Cable Group, including (a) Liabilities relating to the misclassification of any Person as a Service Provider and not as an Employee of a member of the Cable Group, (b) Liabilities for Taxes (including any Employment Taxes) with respect to such Cable Service Provider or Former Cable Service Provider, (c) accounts payable owed to any Cable Service Provider or Former Cable Service Provider and (d) any claims made by any Cable Service Provider or Former Cable Service Provider with respect to benefits under any Benefit Plan.  Except as otherwise specifically provided in this Agreement or as relates to any periods of service for, or employment with, any member of the Cable Group, the members of the Cable Group shall not be responsible for any actual or potential employment and other Liabilities with respect to Graham Employees, Former Graham Employees or current or former Service Providers of the Graham Group, whether arising prior to, at or after the Distribution.

SECTION 2.03.  Benefit Plans.  Except as otherwise specifically provided in this Agreement or as may otherwise be provided in the TSA, as of the Distribution, each Cable Employee and each Former Cable Employee (and each of their respective dependents and beneficiaries) shall cease active participation in, and each member of the Cable Group shall cease to be a participating employer in, all Graham Benefit Plans, including the Graham Benefit Plans listed on Schedule 2.03, and, as of such time, Cable shall, or shall cause its Subsidiaries to, have in effect such corresponding Cable Benefit Plans as are necessary to comply with its obligations pursuant to this Agreement.  As of immediately following the Distribution, except as otherwise specifically provided in this Agreement, (a) Graham shall, or shall cause one or more members of the Graham Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all Graham Benefit Plans, and (b) Cable shall, or shall cause one of the members of the Cable Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all Cable Benefit Plans.

SECTION 2.04.  Payroll Services.  Subject to the TSA, prior to, at and after the Distribution, the members of the Cable Group shall be solely responsible for providing payroll services to the Cable Employees and Former Cable Employees.

ARTICLE III

Annual Incentive Plans; Long-Term Incentive Plans

SECTION 3.01.  Cable Annual Incentive Plans.  At and after the Distribution, the members of the Cable Group shall retain all Liabilities with respect to any annual bonus or other short-term incentive awards to or in respect of Cable Employees and Former Cable Employees that relate to the year that includes the Distribution under any Cable Benefit Plan, including any such awards under the Benefit Plans that are set forth on Schedule 3.01.

SECTION 3.02.  Cable Long-Term Incentive Plans.  At and after the Distribution, the members of the Cable Group shall retain all Liabilities with respect to any long-term incentive awards to or in respect of Cable Employees and Former Cable Employees under any Cable Benefit Plan that is a long-term incentive plan, including any such awards under the Benefit Plans that are set forth on Schedule 3.02.

ARTICLE IV

Service Credit

SECTION 4.01.  Graham Benefit Plans.  As of the Distribution, the service of Cable Employees with any member of the Cable Group or any other employer, as applicable, other than any member of the Graham Group, shall not be taken into account for any purpose under any Graham Benefit Plan, except as otherwise specifically provided in this Agreement.

SECTION 4.02.  Cable Benefit Plans.  Unless prohibited by applicable law, Cable shall, and shall cause its Subsidiaries to, credit service accrued by each Cable Employee with, or otherwise recognized for benefit plan purposes by, any member of the Graham Group or the Cable Group at the time of or prior to the Distribution for purposes of (a) eligibility and vesting under each Cable Benefit Plan under which service is relevant in determining eligibility or vesting, (b) determining the amount of severance payments and benefits (if any) payable under each Cable Benefit Plan that provides severance payments or benefits and (c) determining the number of vacation days to which each such Employee will be entitled following the Distribution, in the case of clauses (a), (b) and (c), to the same extent recognized by the relevant members of the Graham Group or Cable Group or the corresponding Graham Benefit Plan or Cable Benefit Plan immediately prior to the Distribution, except to the extent such credit would result in a duplication of benefits for the same period of service.

ARTICLE V

Severance

SECTION 5.01.  Severance Liabilities.  The members of the Cable Group shall retain all Liabilities and be solely responsible for all severance or other separation payments and benefits relating to the termination or alleged termination of any Cable Employee’s or Former Cable Employee’s employment with a member of the Cable Group that occurs prior to, at or after the Distribution.

ARTICLE VI

Certain Welfare Benefit Plan Matters

SECTION 6.01.  Graham Welfare Plans.  Without limiting the generality of Section 2.02 and notwithstanding Section 2.03, (i) the Cable Employees and Former Cable Employees (and their respective dependents and beneficiaries) who are participants in the Graham Welfare Plans identified on Schedule 6.01 (the “Graham Continuation Plans”) as of the Distribution may continue to participate in such Graham Continuation Plans for the period commencing on the date of the Distribution and ending December 31, 2015, and (ii) the Cable Employees and Former Cable Employees (and their respective dependents and beneficiaries) who become eligible to participate in the Graham Continuation Plans after the Distribution but prior to December 31, 2015 in accordance with the terms of such plans (other than any individual who became a Cable Employee outside of the course of ordinary business (e.g., pursuant to an acquisition or extraordinary transaction)) may participate in the Graham Continuation Plans for the period commencing on the date of such eligibility, as applicable, and ending December 31, 2015 (such period described in clauses (i) or (ii), as the context requires, the “Continuation Period”, and such coverage, the “Continuation Coverage”).   For purposes of this Agreement, if a Cable Employee is a participant in the HCSA on December 31, 2015, the Continuation Period shall also include the period ending March 15, 2016 solely with respect to expenses otherwise eligible for reimbursement from the HCSA.  Cable shall notify Graham in writing as soon as possible, and in all cases, (A) within five (5) days, in the case of any change in employment status (including but not limited to termination of employment) or (B) within thirty-one (31) days, in the case of any other change, in each case, of a Cable Employee or Former Cable Employee that affects such Employee’s eligibility for Continuation Coverage under the Graham Continuation Plans; provided, however, that such notice will be deemed given to the extent of any such changes that are timely and validly entered by a member of the Cable Group directly into the applicable shared Human Resources Information System.  The Continuation Coverage under the Graham Continuation Plans shall be on the same general terms and conditions as in effect immediately prior to the Distribution, including the Cable Group’s obligation to fund by no later than the 15th of each month the budgeted amounts (i.e., Graham’s determination of the estimated costs in excess of premium payments payable by members of the Cable Group) payable to the Graham Group in respect of the Graham Continuation Plans and the Cable Group’s obligation to reimburse Graham in accordance with Section 13.02, subject to any amendment or modification to any Graham Continuation Plan that becomes effective following the Distribution and relates to similarly situated Graham Employees.  Graham’s obligation to provide Continuation Coverage shall be subject to any necessary consents of any third-party vendors and insurance carriers in respect of the Graham Continuation Plans.  The Cable Employees shall have the opportunity to use their phantom account balances under the Aetna Health Fund (“Health Reimbursement Account”) under Graham Continuation Plans during the Continuation Period; provided that any portion of such balances that remain unused as of December 31, 2015 shall not be transferred to Cable or the Cable Welfare Plans (as hereinafter defined) and shall be forfeited on such date, subject to any applicable run-out period set forth in the Health Reimbursement Account.  In order to implement the provisions of this Section 6.01, Cable and Graham shall reasonably cooperate in the exchange of information, notification to Cable Employees and in the preparation of any documentation required to be filed with any Governmental Authority; provided, however, that the Graham Group shall only be required to disclose information to the Cable Group with respect to Continuation Coverage to the extent specifically permitted under the applicable provisions of HIPAA and any other similar applicable law.

SECTION 6.02.  Cable Welfare Plans.  As of (a) the Distribution, in the case of Graham Welfare Plans that are not Graham Continuation Plans, and (b) the expiration of the Continuation Period, in the case of Graham Continuation Plans, each Cable Employee and Former Cable Employee will cease participation with respect to themselves and their respective dependents and beneficiaries in the applicable Graham Welfare Plan.  Cable shall, or shall cause its Subsidiaries to have in effect Welfare Plans (collectively, the “Cable Welfare Plans”) as of (i) the Distribution, in the case of Cable Welfare Plans corresponding to the Graham Welfare Plans described in clause (a) above, and (ii) January 1, 2016, in the case of Cable Welfare Plans corresponding to the Graham Welfare Plans described in clause (b) above, in each case, that will provide welfare benefits to the Cable Employees and Former Cable Employees (and their respective dependents and beneficiaries).

SECTION 6.03.  Allocation of Welfare Benefit Claims.  Notwithstanding Section 2.03, and other than in connection with the Continuation Coverage under the Graham Continuation Plans at and after the Distribution, (a) the members of the Graham Group shall retain Liability and responsibility in accordance with the applicable Graham Welfare Plan for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by Cable Employees and Former Cable Employees (and their dependents and beneficiaries) under such plans prior to the Distribution and (b) the members of the Cable Group shall retain Liability and responsibility in accordance with the Cable Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by Cable Employees and Former Cable Employees (and their dependents and beneficiaries) on or after the Distribution.  Notwithstanding the foregoing, Cable shall be obligated to reimburse Graham for any such claims and expenses as provided in Article XIII.  For purposes of this Section 6.03, a benefit claim shall be deemed to be incurred as follows:  (i) health, dental, vision and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies; and (ii) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, cessation of employment or other event giving rise to such benefits; and (iii) notwithstanding the above, with respect to any fully insured benefits, the insurance premium shall be treated as a claim at the time such premium is due, and benefits payable by the insurer shall not be considered a claim.

SECTION 6.04.  COBRA.  Notwithstanding Section 2.03, (a) at and after the Distribution, Graham and the Graham Welfare Plans shall be responsible for all Liabilities in respect of COBRA and any applicable similar state laws (the “COBRA Liabilities”) with respect to Cable Employees and Former Cable Employees (and their respective dependents) who became eligible to receive continued health coverage under such laws prior to the Distribution (the “Pre-Distribution COBRA Employees”), (b) during the Continuation Period and subject to Cable’s obligation to reimburse Graham in accordance with Section 13.02, Graham and the Graham Welfare Plans shall provide continued health coverage with respect to Cable Employees and Former Cable Employees (and their respective dependents) who became eligible to receive such coverage under COBRA or any applicable similar state law after the Distribution but on or prior to December 31, 2015 (the “Continuation Period COBRA Employees”), and (c) as of January 1, 2016, Cable and the Cable Welfare Plans shall be responsible for all COBRA Liabilities with respect to the Continuation Period COBRA Employees and Cable Employees and Former Cable Employees (and their respective dependents) who became eligible to receive continued health coverage under COBRA or any applicable similar state law after the Distribution (the “Post-Continuation Period COBRA Employees”); provided that Continuation Period COBRA Employees shall, during the Continuation Period, remit the premiums required for each such participant’s participation in the applicable plan(s) (the “COBRA Premium Amounts”) directly to the third-party administrator of the applicable governing plan (in accordance with past practice) within the time required under the governing plan documents.  In addition, Cable shall indemnify, defend and hold harmless the members of the Graham Group from and against any and all Liabilities relating to, arising out of or resulting from COBRA provided by Cable, or the failure of Cable to meet its COBRA obligations to Cable Employees, Former Cable Employees and their respective dependents.

ARTICLE VII

Long-Term Disability

SECTION 7.01.  Benefits.  Except as otherwise specifically provided in this Agreement and subject to Section 7.02, at and after the Distribution, the Cable LTD Employees shall be deemed to be Graham Employees for purposes of this Agreement, including participation in the Graham LTD Plan and eligibility to receive continued benefits under the Graham Life Insurance Plan.

SECTION 7.02.  Return to Work.  To the extent required by applicable Cable policies, as in effect from time to time, and applicable law, Cable shall, or shall cause its Subsidiaries to, employ any Cable LTD Employee at such time, if ever, as such Cable LTD Employee is ready to return to active employment, and from and after the time such Cable LTD Employee returns to active employment, such Employee shall no longer be deemed a Graham Employee and shall be deemed a Cable Employee for purposes of this Agreement.

ARTICLE VIII

Defined Benefit Pension Plans

SECTION 8.01.  Graham Pension Plan.  Effective as of the Distribution, each Cable Employee or Former Cable Employee who is a participant as of immediately prior to the Distribution in The Retirement Plan for Graham Holdings Company (including the Secure Retirement Account and Cash Balance schedules thereunder) (the “Graham Pension Plan”) shall cease active participation in the Graham Pension Plan and, without limiting the generality of Section 4.01, service with any member of the Cable Group or any other employer other than any member of the Graham Group from and after the Distribution shall not be taken into account for any purpose under the Graham Pension Plan.  At the Distribution, the accrued benefit of each Cable Employee under the Graham Pension Plan, if unvested, shall become immediately vested, subject to compliance with applicable law.  Notwithstanding any provision of this Agreement to the contrary, following the Distribution, the Graham Group shall retain sponsorship of the Graham Pension Plan and all assets and Liabilities arising out of or relating to the Graham Pension Plan in respect of Cable Employees and Former Cable Employees, and the Graham Pension Plan shall make payments to Cable Employees and Former Cable Employees with vested rights thereunder in accordance with the terms of the Graham Pension Plan as in effect from time to time and their applicable beneficiaries.  The obligations of the members of the Cable Group to provide information to the members of the Graham Group in connection with Cable Employees and Former Cable Employees participating in the Graham Pension Plan are set forth in Section 14.01.  Notwithstanding Section 2.03, Cable shall not have any obligation to establish a tax-qualified defined benefit pension plan from and after the Distribution.

SECTION 8.02.  Graham Defined Benefit SERP.  Effective as of the Distribution, the Cable Group shall establish a defined benefit supplemental executive retirement plan for the benefit of certain Cable Employees and Former Cable Employees (the “Cable Defined Benefit SERP”) as a continuation of the defined benefit portion of the Graham Holdings Company Supplemental Executive Retirement Plan (the “Graham Defined Benefit SERP”).  Effective as of the Distribution, Cable and its Subsidiaries shall be responsible for all Liabilities with respect to the Graham Defined Benefit SERP relating to Cable Employees and Former Cable Employees, and, from and after the Distribution, Cable and its Subsidiaries shall be solely liable for all payments to any such Cable Employee and Former Cable Employee under the Cable Defined Benefit SERP.  Cable and its Subsidiaries shall make payments to such Cable Employees and Former Cable Employees with rights under the Graham Defined Benefit SERP in accordance with the terms of such plan (which, for purposes of clarity, shall be incorporated into the Cable Defined Benefit SERP), as in effect from time to time.  Cable and its Subsidiaries shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Governmental Authority and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Governmental Authority in connection with payments to Cable Employees and Former Cable Employees with rights under the Graham Defined Benefit SERP and in connection with payments to Cable Defined Benefit SERP participants.  Notwithstanding Section 2.03 or anything in this Section 8.02 to the contrary, Cable shall not have any obligation to allow Cable Employees or Former Cable Employees to accrue additional benefits under the Cable Defined Benefit SERP from and after the Distribution. At and after the Distribution, Graham shall cooperate in good faith to assist the Cable Group in the administration of the Cable Defined Benefit SERP with respect to the matters set forth on Schedule 8.02.

SECTION 8.03.  No Distributions.  The Parties acknowledge that none of the transactions contemplated by this Agreement or the Separation Agreement will trigger a payment or distribution of compensation under the Graham Defined Benefit SERP for any Cable Employee or Former Cable Employee and, consequently, the payment or distribution of any compensation to which any such Cable Employee or Former Cable Employee is entitled under the Graham Defined Benefit SERP will occur upon such Employee’s separation from service from Cable or its Subsidiaries or at such other time as provided pursuant to the Cable Defined Benefit SERP.

SECTION 8.04.  Limitation of Liability.  For the avoidance of doubt, Graham shall have no responsibility for any failure of Cable to properly administer the Cable Defined Benefit SERP in accordance with its terms and applicable law, including any failure to properly administer the accounts of Cable Employees, Former Employees and their respective beneficiaries in the Cable Defined Benefit SERP, other than any failure that is the direct result of the receipt by a member of the Cable Group or the Cable Defined Benefit SERP of incorrect information from a member of the Graham Group or an Employee of a member of the Graham Group; provided, however, that in no event shall any member of the Graham Group have any responsibility for any failure that would have occurred in the absence of the receipt of such inaccurate information.

ARTICLE IX

Defined Contribution Plans

SECTION 9.01.  Cable 401(k) Plan.  Effective as of the Distribution, Cable will establish a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Cable 401(k) Plan”) providing benefits to Cable Employees and Former Cable Employees participating in The Savings Plan for GHC Divisions (the “Graham 401(k) Plan”) as of the Distribution.

SECTION 9.02.  Trust-to-Trust Transfer.  As soon as practicable following the Distribution, a member of the Graham Group shall cause to be transferred from the Graham 401(k) Plan to the Cable 401(k) Plan the assets and Liabilities relating to the account balances of Cable Employees and Former Cable Employees in accordance with the applicable requirements of all applicable laws, including the Code.  From and after the time that the transfer is complete, as described in the immediately preceding sentence, a member of the Cable Group shall administer the accounts of Cable Employees and Former Cable Employees in the Cable 401(k) Plan in accordance with all applicable laws, including the Code.  Such transfer of assets and Liabilities shall consist of a transfer in kind of all account balances referred to in the first sentence of this Section 9.01, including such Liabilities for the beneficiaries of the Cable Employees and Former Cable Employees and accrued benefit Liabilities arising under any applicable qualified domestic relations order.  As soon as practicable following the Distribution, a member of the Cable Group shall direct the trustee of the Cable 401(k) Plan to accept such transfers of assets and Liabilities from the Graham 401(k) Plan.  Following the foregoing transfer, the Cable Group and/or the Cable 401(k) Plan shall assume all Liabilities of the Graham Group under the Graham 401(k) Plan with respect to all participants in the Graham 401(k) Plan whose balances were transferred to the Cable 401(k) Plan and their beneficiaries pursuant to such transfer, and the Graham Group and the Graham 401(k) Plan shall have no Liabilities to provide such participants with benefits under the Graham 401(k) Plan following such transfer.  Cable shall not permit any participant in the Cable 401(k) Plan to make any additional investments in the stock fund holding Graham Common Stock or in any of the funds listed on Schedule 9.02 from and after the time that the trust-to-trust transfer contemplated in this Section 9.01 is effected.  Graham and Cable shall use reasonable efforts to minimize the duration of any “blackout period” imposed in connection with each transfer of account balances from the Graham 401(k) Plan to the Cable 401(k) Plan.

SECTION 9.03.  Employer 401(k) Plan Contributions.  The Cable Group shall remain responsible for employer contributions under the Graham 401(k) Plan or Cable 401(k) Plan, as applicable, with respect to any Cable Employees or Former Cable Employees relating to periods prior to, at and after the Distribution.  In the event that any such contribution relates to a payroll period that begins prior to the Distribution but ends after the Distribution, the Cable Group shall make such contribution to the Cable 401(k) Plan following the Distribution.

SECTION 9.04.  Cable Defined Contribution SERP.  Effective as of the Distribution, the Cable Group shall establish a defined contribution supplemental executive retirement plan for the benefit of certain Cable Employees and Former Cable Employees (the “Cable Defined Contribution SERP”) as a continuation of the defined contribution portion of the Graham Holdings Company Supplemental Executive Retirement Plan (the “Graham Defined Contribution SERP”).  Effective as of the Distribution, Cable and its Subsidiaries shall be responsible for all Liabilities with respect to the Graham Defined Contribution SERP relating to Cable Employees and Former Cable Employees, and, from and after the Distribution, Cable and its Subsidiaries shall be solely liable for all payments to any such Cable Employee and Former Cable Employee under the Cable Defined Contribution SERP.  Cable and its Subsidiaries shall make payments to such Cable Employees and Former Cable Employees with rights under the Graham Defined Contribution SERP in accordance with the terms of such plan (which, for purposes of clarity, shall be incorporated into the Cable Defined Contribution SERP), as in effect from time to time.  Cable and its Subsidiaries shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Governmental Authority and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Governmental Authority in connection with payments to Cable Employees and Former Cable Employees with rights under the Graham Defined Contribution SERP and in connection with payments to Cable Defined Contribution SERP participants. Notwithstanding Section 2.03 or anything in this Section 9.04 to the contrary, except as required to comply with Section 409A of the Code, Cable shall not have any obligation to allow Cable Employees or Former Cable Employees to accrue additional benefits under the Cable Defined Contribution SERP from and after the Distribution.

SECTION 9.05.  No Distributions.  The Parties acknowledge that none of the transactions contemplated by this Agreement or the Separation Agreement will trigger a payment or distribution of compensation under the Graham Defined Contribution SERP for any Cable Employee or Former Cable Employee and, consequently, the payment or distribution of any compensation to which any such Cable Employee or Former Cable Employee is entitled under the Graham Defined Contribution SERP will occur upon such Employee’s separation from service from Cable or its Subsidiaries or at such other time as provided pursuant to the Cable Defined Contribution SERP.

SECTION 9.06.  Limitation of Liability.  For the avoidance of doubt, Graham shall have no responsibility for any failure of Cable to properly administer the Cable 401(k) Plan or the Cable Defined Contribution SERP in accordance with their terms and applicable law, including any failure to properly administer the accounts of Cable Employees, Former Employees and their respective beneficiaries in such Cable 401(k) Plan or Cable Defined Contribution SERP, other than any failure that is the direct result of the receipt by a member of the Cable Group, the Cable 401(k) Plan or the Cable Defined Contribution SERP of incorrect information from a member of the Graham Group or an Employee of a member of the Graham Group; provided, however, that in no event shall any member of the Graham Group have any responsibility for any failure that would have occurred in the absence of the receipt of such inaccurate information.

ARTICLE X

Nonqualified Deferred Compensation

SECTION 10.01.  Graham Deferred Compensation Plan.  Effective as of the Distribution, the Cable Group will establish a nonqualified deferred compensation plan (the “Cable Deferred Compensation Plan”).  Pursuant to the Cable Deferred Compensation Plan, the Cable Group will be responsible for all Liabilities with respect to the Graham Deferred Compensation Plan (the “Graham Deferred Compensation Plan”) relating to Cable Employees and Former Cable Employees.  From and after the Distribution, Cable shall indemnify, defend and hold harmless the members of the Graham Group from and against any and all Liabilities relating to, arising out of or resulting from the participation of the Cable Employees and Former Cable Employees in the Cable Deferred Compensation Plan.  Notwithstanding Section 2.03 or anything in this Section 10.01 to the contrary, except as required to comply with Section 409A of the Code, Cable shall not have any obligation to allow Cable Employees or Former Cable Employees to defer additional amounts or accrue additional benefits under the Cable Deferred Compensation Plan from and after the Distribution.

SECTION 10.02.  No Distributions.  The Parties acknowledge that none of the transactions contemplated by this Agreement or the Separation Agreement will trigger a payment or distribution of compensation under the Graham Deferred Compensation Plan for any Cable Employee or Former Cable Employee and, consequently, that the payment or distribution of any compensation to which any such Cable Employee or Former Cable Employee is entitled under the Graham Deferred Compensation Plan will occur upon such Employee’s separation from service from Cable or its Subsidiaries or at such other time as provided pursuant to the Cable Deferred Compensation Plan or by such Employee’s deferral election.

SECTION 10.03.  Limitation of Liability.  For the avoidance of doubt, Graham shall have no responsibility for any failure of Cable to properly administer the Cable Deferred Compensation Plan in accordance with its terms and applicable law, including any failure to properly administer the accounts of Cable Employees, Former Employees and their respective beneficiaries in such Cable Deferred Compensation Plan, other than any failure that is the direct result of the receipt by a member of the Cable Group or the Cable Deferred Compensation Plan of incorrect information from a member of the Graham Group or an Employee of a member of the Graham Group; provided, however, that in no event shall any member of the Graham Group have any responsibility for any failure that would have occurred in the absence of the receipt of such inaccurate information.

SECTION 10.04.  Individual Deferred Compensation Arrangement.  Cable will continue to honor the individual deferred compensation arrangement listed on Schedule 10.04.

ARTICLE XI

Medical Flexible Spending Arrangements;
Medical Insurance Premiums

SECTION 11.01.  Cafeteria Plan.  In order to facilitate the Continuation Coverage in accordance with Section 6.01, no later than the Distribution, Cable shall, or shall cause one of its Subsidiaries to, have in effect a cafeteria plan qualifying under Section 125 of the Code (the “Cable Cafeteria Plan”) that will continue in effect through December 31, 2015 in respect of elections made by the Cable Employees pursuant to the Code Section 125 cafeteria plan sponsored by any member of the Graham Group (the “Graham Cafeteria Plan”), which elections will apply to participation in the Graham Continuation Plans until December 31, 2015.

SECTION 11.02.  Remittances of Premiums and FSA Contributions.  Cable shall, or shall cause one of its Subsidiaries to, honor and continue through the last paycheck of 2015, the payroll deductions and salary reductions made through the Cable Cafeteria Plan that are required for each Cable Employee’s continued active participation in the Cable Cafeteria Plan in respect of (i) the premiums (if any) required for each Cable Employee’s participation in the Graham Continuation Plans (such amounts, the “Premium Amounts”) and (ii) the contributions (if any) elected to be made by the Cable Employees to the flexible spending reimbursement accounts that constitute a component of the Graham Continuation Plans (such amounts, the “FSA Amounts”). Cable shall remit the Premium Amounts and FSA Amounts to Graham by no later than the fifth business day following the end of each month during the Continuation Period (in all events, in accordance with the timing applicable to such remittances prior to the Distribution), commencing with the month of the Distribution.  At the reasonable request of Graham, Cable shall provide Graham with a summary for each Cable Employee of such Cable Employee’s Premium Amounts and FSA Amounts (in each case, if any) paid or contributed during the relevant month during the Continuation Period within 15 business days of such request.

SECTION 11.03.  Liabilities.  Cable shall indemnify, defend and hold harmless the members of the Graham Group from and against any and all Liabilities relating to, arising out of or resulting from the Cable Cafeteria Plan.

ARTICLE XII

Graham Equity Compensation Awards

SECTION 12.01.  General Provisions.  Each option to purchase shares of Graham Common Stock (each, a “Graham Option”) that is outstanding as of the Distribution and is held by a Cable Employee or Former Cable Employee shall be adjusted as described below; provided, however, that, in connection with the Distribution, the Board of Directors of Graham (or a duly authorized committee thereof) (the “Graham Board”) may provide for different adjustments with respect to some or all of a holder’s Graham Options.  For greater certainty, any adjustments made by the Graham Board shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the parties hereto and their respective Subsidiaries.  The adjustments provided in Section 12.02  with respect to any Graham Options are intended to be effected in a manner that is consistent with Sections 424(a) and 409A of the Code.

SECTION 12.02.  Treatment of Outstanding Graham Stock Options Held by Cable Employees or Former Cable Employees.  The employment of each Cable Employee with Graham and its Affiliates will be treated as terminated as of the Distribution for purposes of any outstanding Graham Option held by such Cable Employee.  Subject to any required action by the Graham Board, (a) effective prior to the Distribution, a pro rata portion of the then outstanding and unvested Graham Options held by a Cable Employee will become vested, with such proration determined based on the remaining portion of the vesting period that would have elapsed as of the Distribution, (b) effective upon the Distribution, each outstanding unvested Graham Option that, as of the Distribution, is held by a Cable Employee (including any portion of a Graham Option that did not become vested in accordance with clause (a) of this Section 12.02) shall be automatically canceled and forfeited and (c) each outstanding vested Graham Option that, as of the Distribution, is held by a Cable Employee or Former Cable Employee, shall remain outstanding through the period specified in the applicable award agreement for such Graham Option (each, an “Adjusted Graham Option”) and shall, except as otherwise provided in this Section 12.02, be subject to the same terms and conditions after the Distribution as applicable to such Graham Option immediately prior to the Distribution; provided, however, that from and after the Distribution:

(i)            the per share exercise price of each such Adjusted Graham Option shall be equal to the product of (A) the per share exercise price of the corresponding Graham Option immediately prior to the Distribution multiplied by (B) the Graham Price Ratio, rounded up to the nearest whole cent; and

(ii)            the number of shares of Graham Common Stock subject to each such Adjusted Graham Option shall be equal to the product of (A) the number of shares of Graham Common Stock subject to the corresponding Graham Option immediately prior to the Distribution multiplied by (B) the Graham Share Ratio, with any fractional share rounded down to the nearest whole share.

SECTION 12.03.  Treatment of Outstanding Graham Restricted Shares Held by Graham Employees or Cable Employees.  In connection with the Distribution, each Graham Employee or Cable Employee who holds restricted shares of Graham Common Stock (“Graham Restricted Shares”) will generally receive, as of the time of the Distribution, restricted shares of Cable Common Stock (“Cable Restricted Shares”) in accordance with the terms and conditions of the awards agreements for such Graham Restricted Shares, in an amount determined in the same manner as for other shareholders of Graham Common Stock based on the Distribution Ratio, rounded down to the nearest whole number of shares.  Such Cable Restricted Shares shall be subject to the same vesting requirements and dates and other terms and conditions as the Graham Restricted Shares to which they relate (including the right to receive dividends or other distributions paid on Cable Common Stock).  Immediately prior to the Distribution, each Cable Employee holding Graham Restricted Shares as of the Distribution shall become vested pro rata in a percentage of such Graham Restricted Shares, with such percentage calculated by dividing (i) the number of full months elapsed from the effective grant date of such Graham Restricted Shares through the Distribution by (ii) the number of full months elapsed from the effective grant date of such Graham Restricted Shares through the original vesting date.  Any Cable Common Stock received by such Cable Employee in respect of such vested Graham Restricted Shares upon the Distribution shall also be deemed vested.  As the employment of each Cable Employee with Graham and its Affiliates will be treated as terminated as of the Distribution for purposes of the Graham Restricted Shares, any outstanding unvested Graham Restricted Shares shall be automatically canceled and forfeited effective upon the Distribution (and, for the avoidance of doubt, no Cable Common Stock shall be issued upon the Distribution in respect of such Graham Restricted Shares).

SECTION 12.04.  Employee Withholding Tax Obligations.  Upon vesting or exercise, as applicable, of any Equity Awards, the applicable Employee shall, in accordance with and to the extent permitted under the Graham policy (in the case of Equity Awards relating to Graham Common Stock) or Cable policy (in the case of Equity Awards relating to Cable Common Stock) applicable to the vesting or exercise of such Equity Awards, either (i) pay to Graham (in the case of Graham Employees or Former Graham Employees) or to Cable (in the case of Cable Employees or Former Cable Employees) an amount in cash equal to the Withholding Amount attributable to such vesting or exercise, or (ii) deliver instructions to the applicable brokerage to sell a number of shares of Cable Common Stock or Graham Common Stock, as applicable, that, upon sale, would result in an amount realized by such holder equal to the Withholding Amount attributable to such vesting or exercise. For purposes of this Section 12.04, the “Withholding Amount” shall mean the employee-paid portion of any Taxes (including any Employment Taxes) required to be withheld upon the applicable event.

SECTION 12.05.  Employer Tax Obligations; Tax Deductions.  Graham and Cable hereby acknowledge and agree that, notwithstanding any provision of this Article XII to the contrary, (a) the members of the Cable Group shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Governmental Authority and withholding and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Governmental Authority in connection with any Equity Awards held by Cable Employees or Former Cable

Employees and Graham shall not have any responsibility or Liability with respect thereto, other than as provided in Section 12.07, and (b) the members of the Graham Group shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Governmental Authority and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Governmental Authority in connection with any Equity Awards held by Graham Employees or Former Graham Employees and Cable shall not have any responsibility or Liability with respect thereto, other than as provided in Section 12.07; provided, however, that the Parties shall cooperate in good faith to take any steps necessary to ensure that any Withholding Amount received pursuant to Section 12.04 by a Party who is not responsible for withholding and remitting such amount to the appropriate Governmental Authority in accordance with this Section 12.05 is paid over or remitted to the applicable responsible Party as promptly as reasonably practicable. The rights and obligations of the Parties with respect to Tax deductions relating to the Equity Awards shall be governed by Section 2.06 of the TMA.

SECTION 12.06.  Forfeited Restricted Shares.  Notwithstanding the foregoing, the Parties hereby acknowledge and agree that, in respect of any Cable Restricted Shares that are forfeited by a Graham Employee or Former Graham Employee following the Distribution, the Parties shall ensure that the appropriate transfer agent returns such Cable Restricted Shares to Cable.  Cable will be authorized to cancel any and all such certificates representing Cable Restricted Shares so forfeited and to cause any book entry to be made in the records of Cable in respect of such Cable Restricted Shares so forfeited.  For the avoidance of doubt, forfeited Cable Restricted Shares held by a Graham Employee or Former Graham Employee shall be delivered to Cable without any reimbursement by Cable to Graham for such forfeited Cable Restricted Shares.

SECTION 12.07.  Reports.  For so long as any Equity Award in respect of Graham Common Stock is outstanding and held by a Cable Employee or Former Cable Employee, or any Equity Award in respect of Cable Common Stock is outstanding and held by a Graham Employee or Former Graham Employee, (a) Graham shall provide Cable with the reports listed on Schedule 12.07(a) hereto at the times specified therein and (b) Cable shall provide Graham with the reports listed on Schedule 12.07(b) hereto at the times specified therein.

ARTICLE XIII

Benefit Plan Reimbursements; Indemnification

SECTION 13.01.  Benefit Plan Indemnification.  With respect to each Graham Benefit Plan or Cable Benefit Plan, Cable shall indemnify, defend and hold harmless the members of the Graham Group and the Graham Benefit Plans from and against any and all Liabilities relating to, arising out of or resulting from participation in any such plan by any Cable Employee or Former Cable Employee, regardless of whether such participation relates to a period that was prior to, at or after the Distribution; provided, however, that the foregoing obligations shall not apply in the event of any Liabilities arising out of gross negligence or wilful or intentional misconduct by any member of the Graham Group or any Employee of any member of the Graham Group.  With respect to each Graham Benefit Plan or Cable Benefit Plan, Graham shall indemnify, defend and hold harmless the members of the Cable Group and the Cable Benefit Plans from and against any and all Liabilities arising out of gross negligence or wilful or intentional misconduct by any member of the Graham Group or any Employee of any member of the Graham Group; provided, however, that in no event shall any member of the Graham Group be responsible for the cost of any compensation or benefits that the relevant member of the Cable Group would have incurred in the absence of any gross negligence or wilful or intentional misconduct by the relevant member of the Graham Group or the relevant Employee of any member of the Graham Group.

SECTION 13.02.  Cable Reimbursement of Graham for Post-Separation Welfare Plan Continuation Coverage.  (a) As promptly as practicable following December 31, 2015, Graham will provide Cable with a summary that sets forth the following: (i) the aggregate amounts paid by a member of the Graham Group during the 2015 calendar year (whether prior to, at or after the Distribution) for welfare benefit claims in respect of the Cable Employees and Former Cable Employees (excluding COBRA Employees) and their dependents and beneficiaries under the Graham Continuation Plans, to the extent not fully covered by insurance (if applicable); (ii) the aggregate amounts paid by a member of the Graham Group during the Continuation Period for welfare benefit claims in respect of Continuation Period COBRA Employees and their dependents and beneficiaries under the Graham Continuation Plans; (iii) the aggregate amounts reimbursed during the 2015 calendar year to the Cable Employees or Former Cable Employees pursuant to the flexible spending reimbursement accounts under the Graham Continuation Plans; (iv) the aggregate premiums paid during the 2015 calendar year by the Graham Group to third-party insurance providers in respect of coverage of the Cable Employees or Former Cable Employees (and their dependents and beneficiaries); and (v) the aggregate administrative costs and any legal fees incurred by the Graham Group in respect of participation by the Cable Employees, the Former Cable Employees and their dependents and beneficiaries in the Graham Continuation Plans during the 2015 calendar year (including such costs and fees in respect of the Continuation Period COBRA Employees incurred at or after the Distribution) (which, for example purposes only and not by means of limitation, shall include ASO fees, consulting fees, ancillary costs such as mailing and printing, and other similar fees and costs) (such costs, the “Administrative Costs”).  Within 10 business days following Cable’s receipt of such summary, Cable shall make a cash payment to Graham in an amount equal to the sum of the amounts determined pursuant to the foregoing clauses (i) through (v), less the Previously Funded Amounts.  For these purposes, the “Previously Funded Amounts” shall mean, without duplication of any amounts, the sum of (A) the aggregate Premium Amounts remitted to Graham by Cable in accordance with Section 11.02 and the aggregate corresponding payroll deductions and salary reductions made through the Graham Cafeteria Plan during the period from January 1, 2015 through the Distribution in respect of the premiums for each Cable Employee’s or Former Cable Employee’s participation in the Graham Continuation Plans prior to the start of the Continuation Period, (B) the aggregate FSA Amounts remitted to Graham by Cable in accordance with Section 11.02 and the aggregate corresponding payroll deductions and salary reductions made through the Graham Cafeteria Plan during the period from January 1, 2015 through the Distribution in respect of the contributions, if any, elected to be made by the Cable Employees or Former Cable Employees to the flexible spending reimbursement accounts that constitute a component of the Graham Continuation Plans prior to the start of the Continuation Period, (C) the aggregate COBRA Premium Amounts, (D) the monthly budgeted amounts paid by the Cable Group during the 2015 calendar year (whether paid prior to the Distribution or at or after the Distribution in accordance with Section 6.01) to the Graham Group in respect of the Graham Continuation Plans and (E) any rebates or reimbursements received during the 2015 calendar year by a member of the Graham Group from any third party (whether from a vendor, a Governmental Authority or any other third party) that relate to amounts paid by a member of the Cable Group pursuant to this Agreement or the TSA in connection with participation by Cable Employees and Former Cable Employees in any Graham Benefit Plan (such refunds and rebates, the “Graham Benefit Plan Rebates”).

(b)            Promptly following the end of each calendar quarter during the period commencing on January 1, 2016 and ending on March 31, 2018, respectively (each period, a “Run-Out Period”), Graham will provide Cable with a reconciliation schedule (each, a “Run-Out Schedule”) that sets forth (i) the aggregate amounts paid by a member of the Graham Group during the respective Run-Out Period for welfare benefit claims in respect of the Cable Employees,  Former Cable Employees and Continuation Period COBRA Employees (but not including Pre-Distribution COBRA Employees) and their dependents and beneficiaries under the Graham Continuation Plans, to the extent not fully covered by insurance (if applicable) and (ii) the aggregate Administrative Costs incurred during the respective Run-Out Period, to the extent not fully reimbursed in accordance with Section 13.02(a).  Within 10 business days following Purchaser’s receipt of each Run-Out Schedule with respect to each respective Run-Out Period, Cable shall make a cash payment to Graham in an amount equal to the aggregate amount set forth on the applicable Run-Out Schedule.

(c)            As promptly as practicable following the end of each month during the Continuation Period, Graham shall provide Cable with a monthly summary of the aggregate amounts paid by a member of the Graham Group in respect of each category described in Sections 13.02(a)(i) through (v) above.  The first such summary shall cover amounts paid during the period commencing January 1, 2015 and ending on the last day of the month in which the Distribution occurs, and each subsequent summary shall cover amounts paid during the immediately preceding month.  In the event that such costs are greater in any material respect than such costs were in the ordinary course of business consistent with past practice, at Cable’s reasonable request, Graham shall provide additional information regarding such costs as promptly as practicable; provided, however, that the Graham Group shall only be required to disclose information to the Cable Group pursuant to this sentence to the extent specifically permitted under the applicable provisions of HIPAA and any other similar applicable law.

(d)            The payments contemplated by this Section 13.02 shall not reduce, and are in addition to, any amounts payable under the TSA.

ARTICLE XIV

Cooperation; Production of Witnesses

SECTION 14.01.  Cooperation.  Following the date of this Agreement, the Parties shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cooperate with respect to any Employee compensation or benefits matters that either Party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement.  Without limiting the generality of the preceding sentence, (a) Graham and Cable shall cooperate in connection with any audits of any Benefit Plan with respect to which such Party may have Information, (b) Graham and Cable shall cooperate in connection with any audits of their respective payroll services (whether by a Governmental Authority in the U.S. or otherwise) in connection with the services provided by one Party to the other Party and (c) Graham and Cable shall cooperate in administering the Graham Pension Plan and the Graham Defined Benefit SERP.  The obligations of the Graham Group and the Cable Group to cooperate pursuant to this Section 14.01 shall remain in effect until the later of (i) the date all audits of all Benefit Plans with respect to which a Party may have Information have been completed or (ii) the date the applicable statute of limitations with respect to such audits has expired.

SECTION 14.02.  Production of Witnesses; Records.  Without limiting the foregoing, Section 7.07 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandi.

ARTICLE XV

Termination

SECTION 15.01.  Termination.  This Agreement may be terminated by Graham, in its sole discretion, at any time prior to the Distribution; provided, however, that this Agreement shall automatically terminate upon the termination of the Separation Agreement in accordance with its terms.

SECTION 15.02.  Effect of Termination.  In the event of any termination of this Agreement prior to the Distribution, none of the Parties (or any of its directors or officers) shall have any Liability or further obligation to any other Party under this Agreement.

ARTICLE XVI

Indemnification

SECTION 16.01.  Incorporation of Indemnification Provisions of Separation Agreement.  In addition to the specific indemnification provisions in this Agreement, Sections 6.02 through 6.09 of the Separation Agreement are hereby incorporated into this Agreement mutatis mutandi.

ARTICLE XVII

Further Assurances and Additional Covenants

SECTION 17.01.  Further Assurances.  (a)  In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall use reasonable best efforts, prior to, on and after the Distribution, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

(b)            Without limiting the foregoing, prior to, on and after the Distribution, each Party shall cooperate with the other Party, without any further consideration, but at the expense of the requesting Party, (i) to execute and deliver, or use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all instruments, including any instruments of conveyance, assignment and transfer as such Party may reasonably be requested to execute and deliver by the other Party, (ii) to make, or cause to be made, all filings with, and to obtain, or cause to be obtained, all Consents of any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument, (iii) to obtain, or cause to be obtained, any Governmental Approvals or other Consents required to effect the Spin-Off and (iv) to take, or cause to be taken, all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement, the Separation Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and any transactions contemplated hereby.

(c)            On or prior to the Distribution, Graham and Cable, in their respective capacities as direct and indirect shareholders of their respective Subsidiaries, shall each ratify any actions that are reasonably necessary or desirable to be taken by any member of the Cable Group or any Subsidiary of Graham, as the case may be, to effectuate the transactions contemplated by this Agreement.

(d)            Prior to the Distribution, if either Party identifies any commercial or other service that is needed to ensure a smooth and orderly transition of its business in connection with the consummation of the transactions contemplated hereby, the Parties will cooperate in determining whether there is a mutually acceptable arm’s-length basis on which the other Party will provide such service.

ARTICLE XVIII

Miscellaneous

SECTION 18.01.  Administration.  Cable hereby acknowledges that Graham has provided administration services for certain Cable Benefit Plans, including the Graham Continuation Plans during the Continuation Period, and Cable agrees to assume responsibility for the administration and administration costs of such plans and each other Cable Benefit Plan, except as otherwise set forth in the TSA.  The Parties shall cooperate in good faith to complete such transfer of responsibility on commercially reasonable terms and conditions effective no later than the Distribution.

SECTION 18.02.  Data Privacy.  The Parties agree that any applicable data privacy laws and any other obligations of the Cable Group and the Graham Group to maintain the confidentiality of any Employee Information in accordance with applicable law shall govern the disclosure of Employee Information among the Parties under this Agreement.  Graham and Cable shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the Cable Employees and Former Cable Employees.  Cable shall be responsible for ensuring that it has in place appropriate technical and organizational security measures to protect the personal data of Cable Service Providers and Former Cable Service Providers.  Additionally, each Party shall sign a business associate agreement, in accordance with the HIPAA, and such additional documentation as may be required to comply with applicable data privacy laws.

SECTION 18.03.  Section 409A.  Graham and Cable shall cooperate in good faith so that the transactions contemplated by this Agreement and the Separation Agreement will not result in adverse tax consequences under Section 409A of the Code to any Cable Employee or Former Cable Employee (or any of their respective beneficiaries), in respect of their respective benefits under any Benefit Plan.

SECTION 18.04.  Confidentiality.  Section 7.08 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandi.

SECTION 18.05.  Counterparts; Entire Agreement; Corporate Power.  Section 12.01 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandi.

SECTION 18.06.  Governing Law; Jurisdiction.  Section 12.02 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandi.

SECTION 18.07.  Assignability.  Section 12.03 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandi.

SECTION 18.08.  No Third-Party Beneficiaries.  Except for the indemnification rights under this Agreement of any Graham Indemnitee or Cable Indemnitee in their respective capacities as such, this Agreement is solely for the benefit of the Parties and no current or former director, officer, Employee or Service Provider of any member of the Graham Group or any member of the Cable Group or any other individual associated therewith (including any beneficiary or dependent thereof), or any trustee of any Benefit Plan of a Party or their respective Subsidiaries shall be regarded for any purpose as a third-party beneficiary of this Agreement and no provision of this Agreement shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Graham Benefit Plan or any Cable Benefit Plan.  Furthermore, no provision of this Agreement shall constitute a limitation on the rights to amend, modify or terminate any Graham Benefit Plan or any Cable Benefit Plan and nothing herein shall be construed as an amendment to any such Benefit Plan.  No provision of this Agreement shall require any member of the Graham Group or any member of the Cable Group to continue the employment of any Employee or the services of any Service Provider of any member of either Group for any specific period of time following the Distribution.

SECTION 18.09.  Notices.  All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, (b) on the date received, if sent by a nationally recognized delivery or courier service or (c) upon the earlier of confirmed receipt or the fifth business day following the date of mailing if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Graham, to:

Graham Holdings Company
1300 North 17th Street
Arlington, VA 22209
Attn:  General Counsel
e-mail: Nicole.Maddrey@ghco.com

Facsimile:  (703) 345-6299

with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attn:   Eric Schiele
            Jennifer S. Conway
e-mail: eschiele@cravath.com
             jconway@cravath.com
Facsimile:  (212) 474-3700

If to Cable, to:

Cable One, Inc.
210 E. Earll Drive
Phoenix, AZ 85012
Attn: General Counsel
e-mail: alan.silverman@cableone.biz
Facsimile:  (602) 364-6013

with a copy to:

Perkins Coie LLP
1201 Third Avenue, Suite 4900
Seattle, WA 98101
Attn:    Stewart M. Landefeld
            Eric A. DeJong
e-mail: slandefeld@perkinscoie.com
            edejong@perkinscoie.com
Facsimile:  (206) 359-4793

Any Party may, by notice to the other Parties, change the address to which such notices are to be given.

SECTION 18.10.  Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party.  Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.

SECTION 18.11.  Headings.  The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 18.12.  Survival of Covenants.  Except as expressly set forth in this Agreement, the covenants in this Agreement and the Liabilities for the breach of any obligations in this Agreement shall survive the Distribution and shall remain in full force and effect.

SECTION 18.13.  Waivers of Default.  No failure or delay of any Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  Waiver by any Party hereto of any default by the other Party hereto of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

SECTION 18.14.  Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The other Party shall not oppose the granting of such relief on the basis that money damages are an adequate remedy.  The Parties to this Agreement agree that the remedies at law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived.

SECTION 18.15.  Amendments.  No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party hereto, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

SECTION 18.16.  Interpretation.  Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires.  The terms “hereof,” “herein”, “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the schedules hereto) and not to any particular provision of this Agreement.  Article, Section or Schedule references are to the articles, sections and schedules of or to this Agreement unless otherwise specified.  Any capitalized terms used in any Schedule to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement.  Any reference herein to this Agreement, unless otherwise stated, shall be construed to refer to this Agreement as amended, supplemented or otherwise modified from time to time, as permitted by Section 18.15.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.  The word “or” shall not be exclusive.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

GRAHAM HOLDINGS COMPANY

By:	/s/ Hal S. Jones
Name: Hal S. Jones
Title: Chief Financial Officer

CABLE ONE, INC.

By:	/s/ Thomas O. Might
Name: Thomas O. Might
Title: Chief Executive Officer